Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of HV Bancorp, Inc., of our report dated September 30, 2013, relating to the financial statements of Huntingdon Valley Bank which appears in such Registration Statement.

Pittsburgh, Pennsylvania

May 12, 2014